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                                                                     Exhibit 3.1
                                                                     -----------

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           RIVERSTONE NETWORKS, INC.

                              (the "Corporation")


     Riverstone Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby submit this Amended and Restated Certificate of Incorporation, duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, for the purpose of amending and restating the Certificate of Incorporation, as amended, of this corporation. The text of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:


                                   ARTICLE I
                                   ---------

     The name of this corporation is Riverstone Networks, Inc.


                                  ARTICLE II
                                  ----------

     The registered office of this corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is CT Corporation System.


                                  ARTICLE III
                                  -----------

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV
                                  ----------

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 302,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock

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of the corporation.

1.   Common Stock.

     A.  General. The voting, dividend and liquidation rights of the holders of
         -------
         the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized.

     B.  Voting. The holders of the Common Stock are entitled to one vote for
         ------
         each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting.

     C.  Number. The number of authorized shares of Common Stock may be
         ------
         increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     D.  Dividends.  Dividends may be declared and paid on the Common Stock from
         ---------
         funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     E.  Liquidation.  Upon the dissolution or liquidation of the corporation,
         -----------
         whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.   Preferred Stock.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue

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the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the corporation.


                                   ARTICLE V
                                   ---------

     The corporation shall have a perpetual existence.


                                  ARTICLE VI
                                  ----------

     Unless and except to the extent that the By-Laws of this corporation shall so require, the election of directors need not be by written ballot.


                                  ARTICLE VII
                                  -----------

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that the By-Laws shall not be
                        --------  -------
altered, amended or repealed by the stockholders of the corporation except by the affirmative vote of holders of not less than seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.


                                 ARTICLE VIII
                                 ------------

     Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to

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any acts or omissions of such director occurring prior to such amendment.


                                  ARTICLE IX
                                  ----------

1.  Indemnification.  The corporation shall, to the maximum extent permitted
    ---------------
    under the General Corporation Law of the State of Delaware and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

2.  Advance of Expenses. Notwithstanding any other provisions, this Certificate
    -------------------
    of Incorporation, the By-Laws of the corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3.  Subsequent Amendment.  No amendment, termination or repeal of this Article
    --------------------
    or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4.  Other Rights.  The corporation may, to the extent authorized from time to
    ------------
    time by its Board of Directors, grant indemnification rights to other employees or agents of the

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    corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.  Merger or Consolidation.  If the corporation is merged into or consolidated
    -----------------------
    with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

6.  Savings Clause.  If this Article or any portion hereof shall be invalidated
    --------------
    on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                   ARTICLE X
                                   ---------

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI
                                  ----------
    This Article is inserted for the management of the business and for the conduct of the affairs of the corporation.

1.  Number of Directors.  The number of directors of the corporation shall not
    -------------------
    be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the corporation.

2.  Classes of Directors.  Effective upon such time as a class of capital stock
    --------------------
    of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member

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    of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3.  Election of Directors.  Elections of directors need not be by written ballot
    ---------------------
    except as and to the extent provided in the By-Laws of the corporation.

4.  Terms of Office.  Effective upon such time as a class of capital stock of
    ---------------
    this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, and except as provided in
    Section 8 of this Article XI, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in
                               --------  -------
    Class I shall serve for a term ending on the date of the annual meeting occurring in calendar year 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting occurring in calendar year 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting occurring in calendar year 2003; and provided, further, that the term of each director shall be subject
              --------  -------
    to the election and qualification of his successor and to his earlier death, resignation or removal.

5.  Allocation of Directors Among Classes in the Event of Increases or Decreases
    ----------------------------------------------------------------------------
    in the Number of Directors.  In the event of any increase or decrease in the
    --------------------------
    authorized number of directors during such time as a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6.  Removal.  The directors of the corporation may be removed only for cause by
    -------
    the affirmative vote of the holders of at least 80% of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

7.  Vacancies.   Any vacancy in the Board of Directors, however occurring,
    ---------
    including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an

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    increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

8.  Stockholder Nominations and Introduction of Business, Etc.  Advance notice
    ---------------------------------------------------------
    of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this corporation.

9.  Amendment to Article.  Notwithstanding any other provisions of law, this
    --------------------
    Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of least seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI.

    The books of this corporation may, subject to any stationary requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or by the By-Laws of this corporation.

    At any time during which a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIII.

                                  ARTICLE XII
                                  -----------

    Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors or a majority of the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV.

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                                 ARTICLE XIII
                                 ------------

     To the maximum extent permitted from time to time under the law of the State of Delaware, this corporation renounces any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to (i) Cabletron Systems, Inc. or its subsidiaries (other than this corporation and subsidiaries of this corporation) or (ii) officers or directors of this corporation who are, at the time such opportunity is presented, employees of Cabletron Systems, Inc. or its subsidiaries (other than this corporation and subsidiaries of this corporation). No amendment or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

     The Board of Directors of this corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its business.

     In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

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     IN WITNESS WHEREOF, the corporation has caused its corporate seal to be affixed hereto and this Certificate of Incorporation to be signed by its duly authorized officer this __ day of ____________ 2000.

                         RIVERSTONE NETWORKS, INC.

                         By:___________________________
                         Title:________________________

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